UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported):May 6, 2010

CHINA ENERGY CORPORATION
(Exact name of registrant as specified in charter)

Nevada	000-52409	98-0522950
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

No. 57 Xinhua East Street
Hohhot, Inner Mongolia, People’s Republic of China
(Address Of Principal Executive Offices) (Zip Code)

+86-0471-466-8870
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

China Energy Corp. (the “Company”), had disclosed  in the Annual Report on From 10-K for the year ended November 30, 2009 that as of the fiscal year end, the recoverable reserves equaled approximately 8,000,000 metric tons. The Company has determined that the recoverable reserves for the year ended November 30, 2009 should have been disclosed as approximately 9 million metric tons.

Item 9.01.	Financial Statements and Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ENERGY CORPORATION

By:	/s/ WenXiang Ding
Name:	WenXiang Ding
Title:	President and CEO

Dated: May 6, 2010